PRATAP KHANWILKAR

                            LIMITED POWER OF ATTORNEY
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                World Heart Acquisition and Related Transactions

     Know all persons by these presents, that the undersigned, Pratap Khanwilkar, hereby constitutes and appoints each of Barbara R. Madsen and Gill Bearnson, signing singly, his true and lawful attorney-in-fact:

     1. To execute for and on behalf of the undersigned any agreement, certificate, instrument or other document (including any exhibits, schedules, supplements or amendments thereto) which may be necessary or desirable in connection with the Asset Purchase Agreement dated January 31, 2005, as amended, between MedQuest Products, Inc. and World Heart Corporation (the "Asset Purchase Agreement"), and all of the transactions contemplated thereby, including, without limitation, any and all closing documents related thereto;

     2. To do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the closing of the Asset Purchase Agreement and all of the transactions contemplated thereby; and

     3. To take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion.

     The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his/her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities or fiduciary duties in connection with the foregoing.

     Photographic copies of this Limited Power of Attorney shall have the same force and effect as the original.

     IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 28th day of July, 2005.



                                              /s/  Pratap Khanwilkar
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                                              Signature

                                              Pratap Khanwilkar
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                                              Print Name